Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	July 21, 2015
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES SECOND QUARTER 2015 NET INCOME TO COMMON SHAREHOLDERS OF $292 MILLION, OR $0.36 PER DILUTED SHARE

•	2Q15 net income available to common shareholders of $292 million, or $0.36 per diluted common share

•	Includes a $97 million pre-tax (~$63 million after tax) non-cash impairment charge related to previously announced changes in the branch network and a $14 million pre-tax (~$9 million after tax) positive valuation adjustment on the warrant Fifth Third holds in Vantiv, resulting in a net $0.07 impact on earnings per share

•	2Q15 return on average assets (ROA) of 0.90%; return on average common equity of 8.1%; return on average tangible common equity** of 9.70%

•	Pre-provision net revenue (PPNR)** of $496 million in 2Q15

•	Net interest income (FTE) of $892 million, up 5 percent sequentially and down 1 percent from 2Q14; net interest margin of 2.90%, up 4 basis points sequentially

•	Average portfolio loans of $92.2 billion, up $1.7 billion sequentially and up $1.6 billion from 2Q14; both increases primarily driven by increases in C&I loans

•	Noninterest income of $556 million compared with $630 million in the prior quarter; impacted by the impairment charge related to announced changes in the branch network in the current quarter, increased corporate banking revenue and mortgage banking net revenue, and valuations on the Vantiv warrant in both quarters; prior quarter comparisons were also impacted by the gain on sale of residential mortgage TDRs and the impairment associated with aircraft leases in 1Q15

•	Noninterest expense of $947 million, up 3 percent from prior quarter primarily driven by higher incentive-based compensation expenses, partially offset by seasonally lower benefits expense; prior quarter comparisons were also impacted by the benefit from a settlement of a tax liability related to prior years recognized in 1Q15

•	Credit trends

•	Net charge-offs declined 15 percent year-over-year; 2Q15 net charge-offs of $86 million (0.37% of loans and leases) vs. 1Q15 NCOs of $91 million (0.41% of loans and leases) and 2Q14 NCOs of $101 million (0.45% of loans and leases)

•	Portfolio NPA ratio of 0.67% down 9 bps from 1Q15, NPL ratio of 0.51% down 6 bps from 1Q15; total nonperforming assets (NPAs) of $627 million, including loans held-for-sale (HFS), declined $66 million sequentially

•	2Q15 provision expense of $79 million; $69 million in 1Q15 and $76 million in 2Q14

•	Strong capital ratios*

•	Common equity Tier 1 (CET1) ratio 9.41%; fully phased-in CET1 ratio of 9.3%

•	Tier 1 risk-based capital ratio 10.49%, Total risk-based capital ratio 13.67%, Leverage ratio 9.44%

•	Tangible common equity ratio** of 8.51%; 8.33% excluding securities portfolio unrealized gains/losses

•	8 million reduction in average diluted share count

•	Book value per share of $17.62 down 1 percent from 1Q15 and up 5 percent from 2Q14; tangible book value per share** of $14.62

*	Capital ratios estimated; presented under current U.S. capital regulations.
**	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp (Nasdaq: FITB) today reported second quarter 2015 net income of $315 million versus net income of $361 million in the first quarter of 2015 and $439 million in the second quarter of 2014. After preferred dividends, net income available to common shareholders was $292 million, or $0.36 per diluted share, in the second quarter of 2015, compared with $346 million, or $0.42 per diluted share, in the first quarter of 2015, and $416 million, or $0.49 per diluted share, in the second quarter of 2014.

Second quarter 2015 included:

Income

•	$14 million positive valuation adjustment on the Vantiv warrant

•	($2 million) charge related to the valuation of the Visa total return swap

•	($97 million) non-cash impairment charge related to previously announced changes in the branch network

First quarter 2015 included:

Income

•	$70 million positive valuation adjustment on the Vantiv warrant

•	$37 million gain on the sale of residential mortgage loans classified as troubled debt restructurings

•	($17 million) charge related to the valuation of the Visa total return swap

•	($30 million) impairment associated with aircraft leases

Second quarter 2014 included:

Income

•	$125 million gain on the sale of Vantiv shares

•	$63 million positive valuation adjustment on the Vantiv warrant

•	($17 million) negative valuation adjustments for branches and land

•	($16 million) charge related to the valuation of the Visa total return swap

•	($12 million) negative impact to the equity method income from the Bancorp’s interest in Vantiv related to certain charges recognized by Vantiv as a result of their acquisition of Mercury Payment Systems

Expenses

•	($61 million) in litigation reserve charges

Earnings Highlights

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$315	$361	$385	$340	$439	(13%)	(28%)
Net income available to common shareholders	$292	$346	$362	$328	$416	(16%)	(30%)
Common Share Data
Earnings per share, basic	0.36	0.42	0.44	0.39	0.49	(14%)	(27%)
Earnings per share, diluted	0.36	0.42	0.43	0.39	0.49	(14%)	(27%)
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13	—	—
Financial Ratios
Return on average assets	0.90%	1.06%	1.13%	1.02%	1.34%	(15%)	(33%)
Return on average common equity	8.1	9.7	10.0	9.2	11.9	(16%)	(32%)
Return on average tangible common equity(b)	9.7	11.7	12.1	11.1	14.4	(17%)	(33%)
CET1 capital(c)	9.41	9.52	N/A	N/A	N/A	(1%)	N/A
Tier I risk-based capital(c)	10.49	10.62	10.83	10.83	10.80	(1%)	(3%)
Tier I common equity(b)	N/A	N/A	9.65	9.64	9.61	N/A	N/A
CET1 capital (fully-phased in)(b)(c)	9.30	9.41	N/A	N/A	N/A	(1%)	N/A
Net interest margin(a)	2.90	2.86	2.96	3.10	3.15	1%	(8%)
Efficiency(a)	65.4	62.3	59.6	62.1	58.2	5%	12%
Common shares outstanding (in thousands)	810,054	815,190	824,047	834,262	844,489	(1%)	(4%)
Average common shares outstanding (in thousands):
Basic	803,965	810,210	819,057	829,392	838,492	(1%)	(4%)
Diluted	812,843	818,672	827,831	838,324	848,245	(1%)	(4%)

(a)	Presented on a fully taxable equivalent basis.
(b)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios beginning January 1, 2015. Current period regulatory capital ratios are estimated.

NA: Not applicable.

“We are very pleased with our core business trends. The strategic and tactical decisions that we have made over the past year are producing the intended results, and reflect our focus on revenue generation and balance sheet management in this low rate environment. Net interest income was up 5 percent sequentially, reflecting solid growth in our commercial business, particularly in C&I lending, which was up 3 percent sequentially. Core deposits were up 8 percent over last year and crossed $100 billion for the first time in our history, which contributed to our core funding ratio of 108% in the quarter,” said Kevin Kabat, CEO of Fifth Third Bancorp. “Credit performance metrics continue to reflect the underlying positive trends in our portfolio as net charge-offs declined to 37 basis points and non-performing assets improved to 67 basis points. Our balance sheet is not only positioned to generate good returns in this environment, but also in the upcoming rate cycle that we expect to operate in once the Fed decides to raise short-term rates.”

“Fee income results for the quarter showed sequential growth, highlighted by corporate banking revenue growth of 79 percent, and mortgage banking revenue up 36 percent. Expenses were in line with our expectations and reflected our investment in our business as we continue to make adjustments to the company in the current operating environment and the heightened focus on risk and compliance infrastructure,” added Kabat.

“While we are very focused on our current operating results we continue to take long-term strategic actions to maximize our company’s performance in the changing banking environment. Our decision to close approximately 105 branches not only shows our management team’s intense focus on expense management, but also aligns our customer service quality and product delivery strategies with our customers’ preferences,” said Greg Carmichael, who will become the Chief Executive Officer in November. “I am very excited to have the opportunity to lead this great company and continue Kevin’s successful track record in building long-term shareholder value. Our industry is undergoing important fundamental changes and my goal is to maintain the momentum that we have in our core businesses as I look to achieve our revenue growth targets and look for further opportunities to improve operational efficiencies.”

Income Statement Highlights

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$892	$852	$888	$908	$905	5%	(1%)
Provision for loan and lease losses	79	69	99	71	76	14%	4%
Total noninterest income	556	630	653	520	736	(12%)	(24%)
Total noninterest expense	947	923	918	888	954	3%	(1%)

Income before income taxes (taxable equivalent)	422	490	524	469	611	(14%)	(31%)

Taxable equivalent adjustment	5	5	5	5	5	—	—
Applicable income taxes	108	124	134	124	167	(13%)	(35%)

Net income	309	361	385	340	439	(14%)	(30%)
Less: Net income attributable to noncontrolling interests	(6)	—	—	—	—	(100%)	(100%)

Net income attributable to Bancorp	315	361	385	340	439	(13%)	(28%)
Dividends on preferred stock	23	15	23	12	23	53%	—

Net income available to common shareholders	292	346	362	328	416	(16%)	(30%)

Earnings per share, diluted	$0.36	$0.42	$0.43	$0.39	$0.49	(14%)	(27%)

Net Interest Income

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,008	$975	$1,016	$1,023	$1,013	3%	—
Total interest expense	116	123	128	115	108	(6%)	7%

Net interest income (taxable equivalent)	$892	$852	$888	$908	$905	5%	(1%)

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.28%	3.28%	3.38%	3.49%	3.53%	—	(7%)
Rate paid on interest-bearing liabilities	0.56%	0.60%	0.61%	0.56%	0.54%	(7%)	4%

Net interest rate spread (taxable equivalent)	2.72%	2.68%	2.77%	2.93%	2.99%	1%	(9%)

Net interest margin (taxable equivalent)	2.90%	2.86%	2.96%	3.10%	3.15%	1%	(8%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$92,739	$91,659	$91,581	$91,428	$91,241	1%	2%
Total securities and other short-term investments	30,563	29,038	27,604	24,927	23,940	5%	28%
Total interest-earning assets	123,302	120,697	119,185	116,355	115,181	2%	7%
Total interest-bearing liabilities	83,512	83,339	82,544	81,157	80,770	—	3%
Bancorp shareholders’ equity	15,841	15,820	15,644	15,486	15,157	—	5%

Net interest income of $892 million on a fully taxable equivalent basis increased $40 million from the first quarter, driven by earning asset growth and lower deposit costs. Additionally, net interest income was positively impacted by $7 million due to an extra day in the quarter. These benefits were partially offset by continued repricing in our loan portfolio and the effect of the TDR sale in the first quarter of 2015.

The net interest margin was 2.90 percent, an increase of 4 bps from the previous quarter primarily driven by a 6 basis point benefit due to deployment of cash balances into investment securities, 3 basis points due to better funding rates including the continued rationalization of deposit rates, partially offset by 4 basis points of loan yield compression and a 1 basis point decrease primarily due to day count.

Compared with the second quarter of 2014, net interest income decreased $13 million and the net interest margin decreased 25 bps. The decline in net interest income was driven by the impact of changes to the Bancorp’s deposit advance product that were effective January 1, 2015, higher interest expense due to increased long-term debt balances, as well as continued loan repricing, partially offset by the impact of higher investment securities balances. The decline in the net interest margin from the prior year was primarily driven by the impact of the changes to the deposit advance product and loan repricing.

Securities

Average securities and other short-term investments were $30.6 billion in the second quarter of 2015 compared with $29.0 billion in the previous quarter and $23.9 billion in the second quarter of 2014. Other short-term investments average balances of $3.2 billion decreased $2.7 billion sequentially reflecting lower cash balances held at the Federal Reserve. On an end of period basis, securities balances of $28.5 billion increased $1.5 billion driven by purchases of securities that were funded with cash balances at the Federal Reserve held in other short-term investments.

Loans

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$42,550	$41,426	$41,277	$41,477	$41,374	3%	3%
Commercial mortgage loans	7,148	7,241	7,480	7,633	7,885	(1%)	(9%)
Commercial construction loans	2,549	2,197	1,909	1,563	1,362	16%	87%
Commercial leases	3,776	3,715	3,600	3,571	3,555	2%	6%

Subtotal—commercial loans and leases	56,023	54,579	54,266	54,244	54,176	3%	3%

Consumer:
Residential mortgage loans	12,831	12,433	13,046	12,785	12,611	3%	2%
Home equity	8,654	8,802	8,937	9,009	9,101	(2%)	(5%)
Automobile loans	11,902	11,933	12,073	12,105	12,070	—	(1%)
Credit card	2,296	2,321	2,324	2,295	2,232	(1%)	3%
Other consumer loans and leases	467	440	395	361	359	6%	30%

Subtotal—consumer loans and leases	36,150	35,929	36,775	36,555	36,373	1%	(1%)

Total average loans and leases (excluding held for sale)	$92,173	$90,508	$91,041	$90,799	$90,549	2%	2%
Average loans held for sale	566	1,151	540	629	692	(51%)	(18%)

Average loan and lease balances (excluding loans held-for-sale) increased $1.7 billion, or 2 percent, sequentially and increased $1.6 billion, or 2 percent, from the second quarter of 2014. The sequential and prior year increases in average loans and leases were driven by increased commercial and industrial (C&I), commercial construction, and residential mortgage balances, partially offset by decreased home equity balances. Period end loans and leases (excluding loans held-for-sale) of $92.7 billion increased $1.5 billion, or 2 percent, sequentially and increased $2.2 billion, or 2 percent, from a year ago.

Average commercial portfolio loan and lease balances increased $1.4 billion, or 3 percent, sequentially and increased $1.8 billion, or 3 percent, from the second quarter of 2014. Average C&I loans increased $1.1 billion from the prior quarter and increased $1.2 billion from the second quarter of 2014. Within commercial real estate, average commercial mortgage balances continued to decline and average commercial construction balances increased due to continued focus on that business. Commercial line usage, on an end of period basis, was 33 percent of committed lines in the second quarter of 2015 compared with 32 percent in the first quarter of 2015 and 32 percent in the second quarter of 2014.

Average consumer portfolio loan and lease balances increased $221 million, or 1 percent, sequentially and decreased $223 million, or 1 percent, year-over-year. Average residential mortgage loans increased 3 percent sequentially and 2 percent from a year ago. Average auto loans were flat sequentially and down 1 percent from the previous year. Average home equity loans declined 2 percent sequentially and 5 percent from the second quarter of 2014. Average credit card loans decreased 1 percent sequentially and increased 3 percent from the second quarter of 2014.

Average loans held-for-sale balances of $566 million decreased $585 million sequentially primarily due to the full quarter impact from the sale of certain residential mortgage loans classified as troubled debt restructurings sold in the first quarter and decreased $126 million compared with the second quarter of 2014. Period end loans held-for-sale of $995 million increased $271 million from the previous quarter and $313 million from the second quarter of 2014.

Deposits

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$35,384	$33,760	$33,301	$31,790	$31,275	5%	13%
Interest checking	26,894	26,885	25,478	24,926	25,222	—	7%
Savings	15,156	15,174	15,173	15,759	16,509	—	(8%)
Money market	18,071	17,492	17,023	15,222	13,942	3%	30%
Foreign office(a)	955	861	1,439	1,663	2,200	11%	(57%)

Subtotal—Transaction deposits	96,460	94,172	92,414	89,360	89,148	2%	8%
Other time	4,074	4,022	3,936	3,800	3,693	1%	10%

Subtotal—Core deposits	100,534	98,194	96,350	93,160	92,841	2%	8%
Certificates—$100,000 and over	2,558	2,683	2,998	3,339	3,840	(5%)	(33%)

Total deposits	$103,092	$100,877	$99,348	$96,499	$96,681	2%	7%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased $2.3 billion, or 2 percent, sequentially and increased $7.7 billion, or 8 percent, from the second quarter of 2014. Average transaction deposits increased $2.3 billion, or 2 percent, from the first quarter of 2015 primarily driven by higher demand deposit and money market account balances. Year-over-year transaction deposits increased $7.3 billion, or 8 percent, driven by higher money market account, demand deposit, and interest checking balances, partially offset by lower savings and foreign office balances. Other time deposits increased 1 percent sequentially and 10 percent compared with the second quarter of 2014.

Average commercial transaction deposits increased 4 percent sequentially and 12 percent from the previous year. Sequential performance was primarily driven by higher demand and money market account balances. Year-over-year growth reflected higher demand deposit, interest checking, and money market balances, partially offset by lower foreign office balances.

Average consumer transaction deposits increased 1 percent sequentially and increased 5 percent from the second quarter of 2014. The sequential performance reflected higher demand deposit balances. Year-over-year growth was driven by increased money market account balances, partially offset by lower savings balances.

Wholesale Funding

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates—$100,000 and over	$2,558	$2,683	$2,998	$3,339	$3,840	(5%)	(33%)
Federal funds purchased	326	172	161	520	606	90%	(46%)
Other short-term borrowings	1,705	1,602	1,481	1,973	2,234	6%	(24%)
Long-term debt	13,773	14,448	14,855	13,955	12,524	(5%)	10%

Total wholesale funding	$18,362	$18,905	$19,495	$19,787	$19,204	(3%)	(4%)

Average wholesale funding of $18.4 billion decreased $543 million, or 3 percent, sequentially and decreased $842 million, or 4 percent, compared with the second quarter of 2014. The sequential decrease was driven by a decline in long-term debt due to pay-downs from securitizations and the maturation of $500 million of bank-level subordinated debt in the middle of the first quarter, as well as a decrease in certificates $100,000 and over, partially offset by an increase in short-term borrowings. The year-over-year decrease in average wholesale funding reflected an increase in long-term debt due to issuances during 2014, partially offset by a decrease in certificates $100,000 and over and short-term borrowings.

Noninterest Income

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$139	$135	$142	$145	$139	3%	—
Corporate banking revenue	113	63	120	100	107	79%	6%
Mortgage banking net revenue	117	86	61	61	78	36%	50%
Investment advisory revenue	105	108	100	103	102	(3%)	3%
Card and processing revenue	77	71	76	75	76	8%	1%
Other noninterest income	1	163	150	33	226	(99%)	(100%)
Securities gains, net	4	4	4	3	8	—	(50%)

Total noninterest income	$556	$630	$653	$520	$736	(12%)	(24%)

Noninterest income of $556 million decreased $74 million sequentially and decreased $180 million compared with prior year results. The second quarter of 2015 included a $97 million non-cash impairment charge related to previously announced changes in the branch network, which was slightly higher than the original estimate due to the receipt of updated third party appraisals and the inclusion of five additional branches. These actions are expected to be complete by mid-2016, and the expected annualized reduction in operating expenses associated with these actions is now expected to be $65 million, higher by $5 million as a result of the additions. In addition to the impairment, the sequential and year-over-year comparisons also reflect the impacts described below.

Noninterest Income excluding certain items

	For the Three Months Ended			% Change
	June 2015	March 2015	June 2014	Seq	Yr/Yr
Noninterest income (as reported)	$556	$630	$736
Vantiv warrant valuation	(14)	(70)	(63)
Valuation of Visa total return swap	2	17	16
Branch / land valuation adjustments	97	—	17
Gain on sale of TDRs	—	(37)	—
Impairment from aircraft leases	—	30	—
Gain on sale of Vantiv shares	—	—	(125)
Other Vantiv-related items	—	—	12
Securities (gains) / losses	(4)	(4)	(8)

Noninterest income excluding certain items	$637	$566	$585	13%	9%

Excluding the items in the table above, noninterest income of $637 million increased $71 million, or 13 percent, from the previous quarter and increased $52 million, or 9 percent, from the second quarter of 2014. The sequential increase was primarily due to increases in corporate banking revenue and mortgage banking net revenue. The year-over-year increase was primarily due to higher mortgage banking net revenue.

Service charges on deposits of $139 million increased 3 percent from the first quarter and were flat compared with the same quarter last year. The sequential increase was due to a 5 percent increase in retail service charges due to higher overdraft occurrences as well as a 1 percent increase in commercial service charges.

Corporate banking revenue of $113 million increased $50 million from the first quarter of 2015 and increased $6 million from the second quarter of 2014. First quarter of 2015 results included a $30 million impairment associated with aircraft leases and excluding this charge, the sequential increase was primarily due to improvement in institutional sales revenue and higher syndication fees. The year-over-year increase was driven by higher institutional sales revenue and business lending fees, partially offset by lower syndication fees.

Mortgage banking net revenue was $117 million in the second quarter of 2015, up 36 percent from the first quarter of 2015 and up 50 percent from the second quarter of 2014. Second quarter 2015 originations were seasonally strong at $2.5 billion, compared with $1.8 billion in the previous quarter and $2.0 billion in the second quarter of 2014. Second quarter 2015 originations resulted in gains of $43 million on mortgages sold, compared with gains of $44 million during the previous quarter and $42 million during the second quarter of 2014. Mortgage servicing fees were $56 million this quarter, $59 million in the first quarter of 2015, and $62 million in the second quarter of 2014. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were positive $18 million in the second quarter of 2015 (reflecting MSR amortization of $39 million and MSR valuation adjustments of positive $57 million); negative $17 million in the first quarter of 2015 (MSR amortization of $34 million and MSR valuation adjustments of positive $17 million); and negative $26 million in the second quarter of 2014 (MSR amortization of $32 million and MSR valuation adjustments of positive $6 million). The mortgage servicing asset, net of the valuation reserve, was $854 million at quarter end on a servicing portfolio of $62 billion.

Investment advisory revenue of $105 million decreased 3 percent from the first quarter and increased 3 percent year-over-year. The sequential decrease was attributable to seasonally lower tax-related private client services revenue, partially offset by an increase in securities and brokerage fees due to a continued shift from transaction-based fees to recurring revenue streams. The year-over-year increase reflected an increase in securities and brokerage fees and an increase in personal asset management fees due to market-related growth.

Card and processing revenue of $77 million in the second quarter of 2015 increased 8 percent sequentially and increased 1 percent from the second quarter of 2014. The sequential increase reflected higher transaction volumes compared with seasonally weak first quarter volumes. The year-over-year increase reflects an increase in the number of actively used cards and an increase in customer spend volume.

Other noninterest income totaled $1 million in the second quarter of 2015, compared with $163 million in the previous quarter and $226 million in the second quarter of 2014. As previously described, the results included the adjustments in the table above with the exception of securities gains in all comparable periods and the impairment of aircraft leases in the first quarter of 2015, which is recorded in corporate banking revenue. Excluding these items, other noninterest income of $86 million increased approximately $13 million, or 18 percent, from the first quarter of 2015 and increased approximately $3 million, or 4 percent, from the second quarter of 2014.

Net gains on investment securities were $4 million in the second quarter of 2015, compared with $4 million in the previous quarter and $8 million in the second quarter of 2014.

Noninterest Expense

	For the Three Months Ended					% Change
	June 2015	March 2015	December 2014	September 2014	June 2014	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$383	$369	$366	$357	$368	4%	4%
Employee benefits	78	99	79	75	79	(21%)	(1%)
Net occupancy expense	83	79	77	78	79	5%	5%
Technology and communications	54	55	54	53	52	(2%)	4%
Equipment expense	31	31	30	30	30	—	3%
Card and processing expense	38	36	36	37	37	6%	3%
Other noninterest expense	280	254	276	258	309	10%	(9%)

Total noninterest expense	$947	$923	$918	$888	$954	3%	(1%)

Noninterest expense of $947 million increased 3 percent compared with the first quarter of 2015 and decreased 1 percent compared with the second quarter of 2014. The sequential increase was primarily due to higher incentive-based compensation expenses, partially offset by a decrease in FICA and unemployment tax expense recorded in employee benefits. Additionally, the sequential comparison reflected the first quarter benefit from a settlement of a tax liability related to prior years recorded in other noninterest expense. The year-over-year decrease reflected lower charges to litigation reserves, partially offset by higher compensation expense.

Credit Quality

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Total net losses charged-off ($ in millions)
Commercial and industrial loans	($34)	($38)	($44)	($50)	($31)
Commercial mortgage loans	(11)	(1)	(10)	(5)	(9)
Commercial construction loans	—	—	—	—	(8)
Commercial leases	—	—	(1)	—	—
Residential mortgage loans	(5)	(6)	(94)	(9)	(8)
Home equity	(9)	(14)	(11)	(14)	(18)
Automobile loans	(4)	(8)	(7)	(7)	(5)
Credit card	(21)	(21)	(20)	(23)	(21)
Other consumer loans and leases	(2)	(3)	(4)	(7)	(1)

Total net losses charged-off	(86)	(91)	(191)	(115)	(101)
Total losses	(112)	(115)	(215)	(146)	(127)
Total recoveries	26	24	24	31	26

Total net losses charged-off	($86)	($91)	($191)	($115)	($101)
Ratios (annualized)
Net losses charged-off as a percent of average loans and leases (excluding held for sale)	0.37%	0.41%	0.83%	0.50%	0.45%
Commercial	0.32%	0.29%	0.40%	0.40%	0.35%
Consumer	0.46%	0.59%	1.47%	0.66%	0.60%

Net charge-offs were $86 million, or 37 bps of average loans on an annualized basis, in the second quarter of 2015 compared with net charge-offs of $91 million, or 41 bps, in the first quarter of 2015 and $101 million, or 45 bps, in the second quarter of 2014.

Commercial net charge-offs were $45 million, or 32 bps, and were up $6 million sequentially. C&I net charge-offs of $34 million decreased $4 million from the previous quarter and commercial real estate net charge-offs increased $10 million from the previous quarter.

Consumer net charge-offs were $41 million, or 46 bps, down $11 million sequentially. Net charge-offs on residential mortgage loans in the portfolio were $5 million, down $1 million from the previous quarter. Home equity net charge-offs were $9 million, down $5 million from the first quarter of 2015, and net charge-offs in the auto portfolio of $4 million were down $4 million compared with the prior quarter. Net charge-offs on consumer credit card loans were $21 million, flat from the first quarter. Net charge-offs on other consumer loans were $2 million, down $1 million compared with the previous quarter.

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,300	$1,322	$1,414	$1,458	$1,483
Total net losses charged-off	(86)	(91)	(191)	(115)	(101)
Provision for loan and lease losses	79	69	99	71	76

Allowance for loan and lease losses, ending	1,293	1,300	1,322	1,414	1,458
Reserve for unfunded commitments, beginning	130	135	134	142	153
Provision (benefit) for unfunded commitments	2	(4)	1	(8)	(11)
Charge-offs	—	(1)	—	—	—

Reserve for unfunded commitments, ending	132	130	135	134	142
Components of allowance for credit losses:
Allowance for loan and lease losses	1,293	1,300	1,322	1,414	1,458
Reserve for unfunded commitments	132	130	135	134	142

Total allowance for credit losses	$1,425	$1,430	$1,457	$1,548	$1,600
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.39%	1.42%	1.47%	1.56%	1.61%
As a percent of nonperforming loans and leases(a)	272%	247%	228%	228%	228%
As a percent of nonperforming assets(a)	206%	188%	178%	178%	175%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $79 million in the second quarter of 2015 and increased $10 million from the first quarter of 2015 and increased $3 million from the second quarter of 2014. The allowance for loan and lease losses declined $7 million sequentially reflecting the portfolio’s overall risk profile and charges to the allowance. The allowance represented 1.39 percent of total portfolio loans and leases outstanding as of quarter end, compared with 1.42 percent last quarter, and represented 272 percent of nonperforming loans and leases, and 206 percent of nonperforming assets.

	As of
	June 2015	March 2015	December 2014	September 2014	June 2014
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$61	$61	$86	$102	$103
Commercial mortgage loans	49	57	64	77	86
Commercial construction loans	—	—	—	2	3
Commercial leases	2	2	3	3	2
Residential mortgage loans	35	40	44	52	56
Home equity	70	71	72	69	73

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$217	$231	$269	$305	$323
Restructured loans—commercial (nonaccrual)(c)	175	205	214	201	202
Restructured loans—consumer (nonaccrual)	83	90	96	114	115

Total nonaccrual portfolio loans and leases	$475	$526	$579	$620	$640
Repossessed personal property	16	20	18	19	18
OREO(a)	135	145	147	157	174

Total nonperforming assets(b)	$626	$691	$744	$796	$832
Nonaccrual loans held for sale	1	2	24	4	5
Restructured loans—(nonaccrual) held for sale	—	—	15	3	—

Total nonperforming assets including loans held for sale	$627	$693	$783	$803	$837

Restructured Consumer loans and leases (accrual)	$970	$943	$905	$1,610	$1,623
Restructured Commercial loans and leases (accrual)(c)	$769	$774	$844	$885	$914
Total loans and leases 90 days past due	$70	$78	$87	$87	$94
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including OREO(b)	0.51%	0.57%	0.64%	0.68%	0.70%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(b)	0.67%	0.76%	0.82%	0.88%	0.92%

(a)	Excludes OREO related to government insured loans. The Bancorp has historically excluded government guaranteed loans classified in OREO from its nonperforming asset disclosures. Upon the prospective adoption on January 1, 2015 of ASU 2014-14 “Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure,” government guaranteed loans meeting certain criteria will be reclassified to other receivables rather than OREO upon foreclosure.
(b)	Does not include nonaccrual loans held for sale.
(c)	Excludes $21 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014.

Total nonperforming assets, including loans held-for-sale, were $627 million, a decline of $66 million, or 10 percent, from the previous quarter. Nonperforming loans (NPLs) at quarter-end were $475 million or 0.51 percent of total loans, leases and OREO, and decreased $51 million, or 10 percent, from the previous quarter.

Commercial NPAs were $376 million, or 0.66 percent of commercial loans, leases and OREO, and decreased $45 million, or 11 percent, from the first quarter. Commercial NPLs were $287 million, or 0.51 percent of commercial loans and leases, and decreased $38 million from last quarter. C&I NPAs of $193 million decreased $23 million from the prior quarter. Commercial mortgage NPAs were $166 million, down $20 million from the previous quarter. Commercial construction NPAs were $14 million, down $2 million from the previous quarter. Commercial lease NPAs were $3 million, flat from the previous quarter. Commercial NPAs included $175 million of nonaccrual troubled debt restructurings (TDRs), compared with $205 million last quarter.

Consumer NPAs of $250 million, or 0.69 percent of consumer loans, leases and OREO, decreased $20 million from the first quarter. Consumer NPLs were $188 million, or 0.52 percent of consumer loans and leases and decreased $13 million from last quarter. Residential mortgage NPAs were $101 million, $12 million lower than last quarter. Home equity NPAs of $106 million decreased $5 million sequentially and credit card NPAs of $36 million were down $2 million compared with the previous quarter. Consumer nonaccrual TDRs were $83 million in the second quarter of 2015, compared with $90 million in the first quarter of 2015.

Second quarter OREO balances included in NPA balances were $135 million, down $10 million from the first quarter, and included $78 million in commercial OREO and $57 million in consumer OREO. Repossessed personal property of $16 million decreased $4 million from the prior quarter.

Loans over 90 days past due and still accruing were $70 million, down $8 million from the first quarter of 2015. Commercial balances over 90 days past due were $2 million compared with $3 million in the prior quarter, and consumer balances 90 days past due of $68 million were down $7 million from the previous quarter. Loans 30-89 days past due of $213 million were up $10 million from the previous quarter. Commercial balances 30-89 days past due of $24 million were down $1 million sequentially and consumer balances 30-89 days past due of $189 million increased $11 million from the first quarter. The above delinquencies figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	June 2015		March 2015		December 2014		September 2014		June 2014
Capital Position
Average shareholders’ equity to average assets	11.32%		11.49%		11.54%		11.71%		11.57%
Tangible equity(a)	9.28%		9.37%		9.41%		9.65%		9.77%
Tangible common equity (excluding unrealized gains/losses)(a)	8.33%		8.40%		8.43%		8.64%		8.74%
Tangible common equity (including unrealized gains/losses)(a)	8.51%		8.77%		8.71%		8.84%		9.00%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)	9.38	%(b)	9.49	%(b)	9.70	%(d)	9.70	%(d)	9.67	%(d)

	Basel III Transitional(c)		Basel I(d)
Regulatory capital ratios:
CET1 capital	9.41	%(b)	9.52	%(b)	N/A		N/A		N/A
Tier I risk-based capital	10.49	%(b)	10.62	%(b)	10.83%		10.83%		10.80%
Total risk-based capital	13.67	%(b)	14.01	%(b)	14.33%		14.34%		14.30%
Tier I leverage	9.44%		9.59%		9.66%		9.82%		9.86%
Tier I common equity	N/A		N/A		9.65	%(a)	9.64	%(a)	9.61	%(a)
CET1 capital (fully-phased in)	9.30	(a)(b)	9.41	(a)(b)	N/A		N/A		N/A
Book value per share	17.62		17.83		17.35		16.87		16.74
Tangible book value per share(a)	14.62		14.85		14.40		13.95		13.86

(a)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(c)	Current period regulatory capital ratios are estimated.
(d)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which was in effect prior to January 1, 2015.

Capital ratios remained strong during the quarter, reflecting growth in retained earnings, the payment of preferred dividends, and share repurchase activity. The common equity Tier 1 ratio was 9.41 percent, the tangible common equity to tangible assets ratio* was 8.33 percent (excluding unrealized gains/losses), and 8.51 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio was 10.49 percent, the total risk-based capital ratio was 13.67 percent, and the Leverage ratio was 9.44 percent.

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

Book value per share at June 30, 2015 was $17.62 and tangible book value per share* was $14.62, compared with the March 31, 2015 book value per share of $17.83 and tangible book value per share* of $14.85.

As previously announced, Fifth Third entered into a share repurchase agreement with a counterparty on April 27, 2015, whereby Fifth Third would purchase approximately $155 million of its outstanding common stock. This transaction reduced Fifth Third’s second quarter share count by 6.7 million shares on April 30, 2015. Settlement of the forward contract related to this agreement is expected to occur on or before July 28, 2015. In addition, the settlement of the forward contract related to the January 22, 2015 $180 million share repurchase agreement occurred on April 23, 2015. An additional 1.1 million shares were repurchased upon completion of the agreement. In total, the incremental impact to the average diluted share count in the second quarter of 2015 was approximately 7.96 million shares due to share repurchase transactions in the second quarter and first quarter of 2015.

Tax Rate

The effective tax rate was 26.1 percent this quarter compared with 25.6 percent in the first quarter of 2015 and 27.6 percent in the second quarter of 2014.

Other

Fifth Third Bank owns 43 million units representing a 22.8 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm (NYSE: VNTV). Based upon Vantiv’s closing price of $38.19 on June 30, 2015, our interest in Vantiv was valued at approximately $1.6 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $402 million as of March 31, 2015. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a warrant to purchase additional shares in Vantiv which is carried as a derivative asset at a fair value of $500 million as of June 30, 2015.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Tuesday, August 4, 2015 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 57890508#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of June 30, 2015, the Company had $142 billion in assets and operated 15 affiliates with 1,299 full-service Banking Centers, including 101 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,630 ATMs in Ohio, Kentucky, Indiana,

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 22.8% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2015, had $304 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) difficulties in separating the operations of any branches or other assets divested; (23) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (24) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (25) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for June 30, 2015

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Equity	25
Average Balance Sheet and Yield Analysis	26-28
Summary of Loans and Leases	29
Regulatory Capital	30
Summary of Credit Loss Experience	31
Asset Quality	32
Regulation G Non-GAAP Reconciliation	33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2015	March 2015	June 2014	Seq	Yr/Yr	June 2015	June 2014	Yr/Yr
Income Statement Data
Net interest income(a)	$892	$852	$905	5%	(1%)	$1,744	$1,803	(3%)
Noninterest income	556	630	736	(12%)	(24%)	1,187	1,300	(9%)
Total revenue(a)	1,448	1,482	1,641	(2%)	(12%)	2,931	3,103	(6%)
Provision for loan and lease losses	79	69	76	14%	4%	148	146	1%
Noninterest expense	947	923	954	3%	(1%)	1,871	1,903	(2%)
Net income attributable to Bancorp	315	361	439	(13%)	(28%)	676	756	(11%)
Net income available to common shareholders	292	346	416	(16%)	(30%)	638	724	(12%)
Common Share Data
Earnings per share, basic	$0.36	$0.42	$0.49	(14%)	(27%)	$0.78	$0.85	(8%)
Earnings per share, diluted	0.36	0.42	0.49	(14%)	(27%)	0.77	0.84	(8%)
Cash dividends per common share	0.13	0.13	0.13	—	—	0.26	0.25	4%
Book value per share	17.62	17.83	16.74	(1%)	5%	17.62	16.74	5%
Market price per share	20.82	18.85	21.35	10%	(2%)	20.82	21.35	(2%)
Common shares outstanding (in thousands)	810,054	815,190	844,489	(1%)	(4%)	810,054	844,489	(4%)
Average common shares outstanding (in thousands):
Basic	803,965	810,210	838,492	(1%)	(4%)	807,070	842,156	(4%)
Diluted	812,843	818,672	848,245	(1%)	(4%)	815,741	853,058	(4%)
Market capitalization	$16,865	$15,366	$18,030	10%	(6%)	$16,865	$18,030	(6%)
Financial Ratios
Return on average assets	0.90%	1.06%	1.34%	(15%)	(33%)	0.98%	1.17%	(16%)
Return on average common equity	8.1%	9.7%	11.9%	(16%)	(32%)	8.9%	10.5%	(15%)
Return on average tangible common equity(b)(j)	9.7%	11.7%	14.4%	(17%)	(33%)	10.7%	12.7%	(16%)
Noninterest income as a percent of total revenue	38%	43%	45%	(12%)	(16%)	40%	42%	(5%)
Average Bancorp shareholders’ equity as a percent of average assets	11.32%	11.49%	11.57%	(1%)	(2%)	11.40%	11.55%	(1%)
Tangible common equity(c)(d)(j)	8.33%	8.40%	8.74%	(1%)	(5%)	8.33%	8.74%	(5%)
Net interest margin(a)	2.90%	2.86%	3.15%	1%	(8%)	2.88%	3.18%	(9%)
Efficiency(a)	65.4%	62.3%	58.2%	5%	12%	63.8%	61.4%	4%
Effective tax rate	26.1%	25.6%	27.6%	2%	(5%)	25.8%	27.5%	(6%)
Credit Quality
Net losses charged-off	$86	$91	$101	(5%)	(15%)	$177	$270	(34%)
Net losses charged-off as a percent of average portfolio loans and leases	0.37%	0.41%	0.45%	(10%)	(18%)	0.39%	0.60%	(35%)
ALLL as a percent of portfolio loans and leases	1.39%	1.42%	1.61%	(2%)	(14%)	1.39%	1.61%	(14%)
Allowance for credit losses as a percent of portfolio loans and leases	1.54%	1.57%	1.77%	(2%)	(13%)	1.54%	1.77%	(13%)
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.67%	0.76%	0.92%	(12%)	(27%)	0.67%	0.92%	(27%)
Average Balances
Loans and leases, including held for sale	$92,739	$91,659	$91,241	1%	2%	$92,202	$90,742	2%
Total securities and other short-term investments	30,563	29,038	23,940	5%	28%	29,805	23,443	27%
Total assets	139,992	137,651	130,965	2%	7%	138,828	129,953	7%
Transaction deposits(f)	96,460	94,172	89,148	2%	8%	95,322	88,526	8%
Core deposits(g)	100,534	98,194	92,841	2%	8%	99,370	92,181	8%
Wholesale funding(h)	18,362	18,905	19,204	(3%)	(4%)	18,632	18,726	(1%)
Bancorp shareholders’ equity	15,841	15,820	15,157	—	5%	15,831	15,011	5%

Regulatory Capital Ratios(i)	Basel III Transitional		Basel I(l)			Basel III Transitional	Basel I(l)
CET1 capital(k)	9.41%	9.52%	N/A	(1%)	N/A	9.41%	N/A	N/A
Tier I risk-based capital	10.49%	10.62%	10.80%	(1%)	(3%)	10.50%	10.80%	(3%)
Total risk-based capital	13.67%	14.01%	14.30%	(2%)	(4%)	13.67%	14.30%	(4%)
Tier I leverage	9.44%	9.59%	9.86%	(2%)	(4%)	9.44%	9.86%	(4%)
Tier I common equity(d)(j)	N/A	N/A	9.61%	N/A	N/A	N/A	9.61%	N/A
CET1 capital (fully phased-in)(k)	9.30%	9.41%	N/A	(1%)	N/A	9.30%	N/A	N/A
Operations
Banking centers	1,299	1,303	1,309	—	(1%)	1,299	1,309	(1%)
ATMs	2,630	2,637	2,619	—	—	2,630	2,619	—
Full-time equivalent employees	18,527	18,471	18,732	—	(1%)	18,527	18,732	(1%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 33.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.
(k)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(l)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Income Statement Data
Net interest income(a)	$892	$852	$888	$908	$905
Noninterest income	556	630	653	520	736
Total revenue(a)	1,448	1,482	1,541	1,428	1,641
Provision for loan and lease losses	79	69	99	71	76
Noninterest expense	947	923	918	888	954
Net income attributable to Bancorp	315	361	385	340	439
Net income available to common shareholders	292	346	362	328	416
Common Share Data
Earnings per share, basic	$0.36	$0.42	$0.44	$0.39	$0.49
Earnings per share, diluted	0.36	0.42	0.43	0.39	0.49
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13
Book value per share	17.62	17.83	17.35	16.87	16.74
Market price per share	20.82	18.85	20.38	20.02	21.35
Common shares outstanding (in thousands)	810,054	815,190	824,047	834,262	844,489
Average common shares outstanding (in thousands):
Basic	803,965	810,210	819,057	829,392	838,492
Diluted	812,843	818,672	827,831	838,324	848,245
Market capitalization	$16,865	$15,366	$16,790	$16,702	$18,030
Financial Ratios
Return on average assets	0.90%	1.06%	1.13%	1.02%	1.34%
Return on average common equity	8.1%	9.7%	10.0%	9.2%	11.9%
Return on average tangible common equity(b)(j)	9.7%	11.7%	12.1%	11.1%	14.4%
Noninterest income as a percent of total revenue	38%	43%	42%	36%	45%
Average Bancorp shareholders’ equity as a percent of average assets	11.32%	11.49%	11.54%	11.71%	11.57%
Tangible common equity(c)(d)(j)	8.33%	8.40%	8.43%	8.64%	8.74%
Net interest margin(a)	2.90%	2.86%	2.96%	3.10%	3.15%
Efficiency(a)	65.4%	62.3%	59.6%	62.1%	58.2%
Effective tax rate	26.1%	25.6%	25.9%	26.7%	27.6%
Credit Quality
Net losses charged-off	$86	$91	$191	$115	$101
Net losses charged-off as a percent of average portfolio loans and leases	0.37%	0.41%	0.83%	0.50%	0.45%
ALLL as a percent of portfolio loans and leases	1.39%	1.42%	1.47%	1.56%	1.61%
Allowance for credit losses as a percent of portfolio loans and leases	1.54%	1.57%	1.62%	1.71%	1.77%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.67%	0.76%	0.82%	0.88%	0.92%
Average Balances
Loans and leases, including held for sale	$92,739	$91,659	$91,581	$91,428	$91,241
Total securities and other short-term investments	30,563	29,038	27,604	24,927	23,940
Total assets	139,992	137,651	135,580	132,220	130,965
Transaction deposits(f)	96,460	94,172	92,414	89,360	89,148
Core deposits(g)	100,534	98,194	96,350	93,160	92,841
Wholesale funding(h)	18,362	18,905	19,495	19,787	19,204
Bancorp shareholders’ equity	15,841	15,820	15,644	15,486	15,157

Regulatory Capital Ratios(i)	Basel III Transitional		Basel I(l)
CET1 capital(k)	9.41%	9.52%	N/A	N/A	N/A
Tier I risk-based capital	10.49%	10.62%	10.83%	10.83%	10.80%
Total risk-based capital	13.67%	14.01%	14.33%	14.34%	14.30%
Tier I leverage	9.44%	9.59%	9.66%	9.82%	9.86%
Tier I common equity(d)(j)	N/A	N/A	9.65%	9.64%	9.61%
CET1 capital (fully phased-in)(k)	9.30%	9.41%	N/A	N/A	N/A
Operations
Banking centers	1,299	1,303	1,302	1,308	1,309
ATMs	2,630	2,637	2,638	2,639	2,619
Full-time equivalent employees	18,527	18,471	18,351	18,503	18,732

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 33.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.
(k)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(l)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2015	March 2015	June 2014	Seq	Yr/Yr	June 2015	June 2014	Yr/Yr
Interest Income
Interest and fees on loans and leases	$782	$778	$826	1%	(5%)	$1,560	$1,649	(5%)
Interest on securities	219	188	181	16%	21%	407	349	17%
Interest on other short-term investments	2	4	1	(50%)	100%	6	3	100%

Total interest income	1,003	970	1,008	3%	—	1,973	2,001	(1%)
Interest Expense
Interest on deposits	46	50	49	(8%)	(6%)	96	96	—
Interest on other short-term borrowings	1	—	1	—	—	1	1	—
Interest on long-term debt	69	73	58	(5%)	19%	142	111	28%

Total interest expense	116	123	108	(6%)	7%	239	208	15%

Net Interest Income	887	847	900	5%	(1%)	1,734	1,793	(3%)
Provision for loan and lease losses	79	69	76	14%	4%	148	146	1%

Net interest income after provision for loan and lease losses	808	778	824	4%	(2%)	1,586	1,647	(4%)
Noninterest Income
Service charges on deposits	139	135	139	3%	—	274	272	1%
Corporate banking revenue	113	63	107	79%	6%	176	211	(17%)
Mortgage banking net revenue	117	86	78	36%	50%	203	187	9%
Investment advisory revenue	105	108	102	(3%)	3%	212	204	4%
Card and processing revenue	77	71	76	8%	1%	148	144	3%
Other noninterest income	1	163	226	(99%)	(100%)	165	268	(38%)
Securities gains, net	4	4	8	—	(50%)	9	14	(36%)

Total noninterest income	556	630	736	(12%)	(24%)	1,187	1,300	(9%)
Noninterest Expense
Salaries, wages and incentives	383	369	368	4%	4%	752	727	3%
Employee benefits	78	99	79	(21%)	(1%)	176	180	(2%)
Net occupancy expense	83	79	79	5%	5%	162	158	3%
Technology and communications	54	55	52	(2%)	4%	109	105	4%
Equipment expense	31	31	30	—	3%	61	60	2%
Card and processing expense	38	36	37	6%	3%	74	68	9%
Other noninterest expense	280	254	309	10%	(9%)	537	605	(11%)

Total noninterest expense	947	923	954	3%	(1%)	1,871	1,903	(2%)
Income before income taxes	417	485	606	(14%)	(31%)	902	1,044	(14%)
Applicable income tax expense	108	124	167	(13%)	(35%)	232	287	(19%)

Net income	309	361	439	(14%)	(30%)	670	757	(11%)
Less: Net income attributable to noncontrolling interests	(6)	—	—	(100%)	(100%)	(6)	1	NM

Net income attributable to Bancorp	315	361	439	(13%)	(28%)	676	756	(11%)
Dividends on preferred stock	23	15	23	53%	—	38	32	19%

Net income available to common shareholders	$292	$346	$416	(16%)	(30%)	$638	$724	(12%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Interest Income
Interest and fees on loans and leases	$782	$778	$823	$827	$826
Interest on securities	219	188	185	189	181
Interest on other short-term investments	2	4	3	2	1

Total interest income	1,003	970	1,011	1,018	1,008
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	1,008	975	1,016	1,023	1,013
Interest Expense
Interest on deposits	46	50	54	51	49
Interest on other short-term borrowings	1	—	—	1	1
Interest on long-term debt	69	73	74	63	58

Total interest expense	116	123	128	115	108

Net Interest Income (taxable equivalent)	892	852	888	908	905
Provision for loan and lease losses	79	69	99	71	76

Net interest income (taxable equivalent) after provision for loan and lease losses	813	783	789	837	829
Noninterest Income
Service charges on deposits	139	135	142	145	139
Corporate banking revenue	113	63	120	100	107
Mortgage banking net revenue	117	86	61	61	78
Investment advisory revenue	105	108	100	103	102
Card and processing revenue	77	71	76	75	76
Other noninterest income	1	163	150	33	226
Securities gains, net	4	4	4	3	8

Total noninterest income	556	630	653	520	736
Noninterest Expense
Salaries, wages and incentives	383	369	366	357	368
Employee benefits	78	99	79	75	79
Net occupancy expense	83	79	77	78	79
Technology and communications	54	55	54	53	52
Equipment expense	31	31	30	30	30
Card and processing expense	38	36	36	37	37
Other noninterest expense	280	254	276	258	309

Total noninterest expense	947	923	918	888	954

Income before income taxes (taxable equivalent)	422	490	524	469	611
Taxable equivalent adjustment	5	5	5	5	5

Income before income taxes	417	485	519	464	606
Applicable income tax expense	108	124	134	124	167

Net income	309	361	385	340	439
Less: Net Income attributable to noncontrolling interests	(6)	—	—	—	—

Net income attributable to Bancorp	315	361	385	340	439
Dividends on preferred stock	23	15	23	12	23

Net income available to common shareholders	$292	$346	$362	$328	$416

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June 2015	March 2015	June 2014	Seq	Yr/Yr
Assets
Cash and due from banks	$2,785	$2,920	$3,312	(5%)	(16%)
Available-for-sale and other securities(a)	27,987	26,409	22,814	6%	23%
Held-to-maturity securities(b)	157	177	194	(11%)	(19%)
Trading securities	370	392	361	(6%)	2%
Other short-term investments	3,451	4,919	2,386	(30%)	45%
Loans held for sale	995	724	682	37%	46%
Portfolio loans and leases:
Commercial and industrial loans	42,800	42,052	41,299	2%	4%
Commercial mortgage loans	7,150	7,209	7,805	(1%)	(8%)
Commercial construction loans	2,709	2,302	1,424	18%	90%
Commercial leases	3,881	3,786	3,567	3%	9%
Residential mortgage loans	12,933	12,569	12,652	3%	2%
Home equity	8,547	8,714	9,056	(2%)	(6%)
Automobile loans	11,909	11,873	12,050	—	(1%)
Credit card	2,278	2,291	2,261	(1%)	1%
Other consumer loans and leases	496	448	370	11%	34%

Portfolio loans and leases	92,703	91,244	90,484	2%	2%
Allowance for loan and lease losses	(1,293)	(1,300)	(1,458)	(1%)	(11%)

Portfolio loans and leases, net	91,410	89,944	89,026	2%	3%
Bank premises and equipment	2,298	2,433	2,491	(6%)	(8%)
Operating lease equipment	670	695	667	(4%)	—
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	13	14	17	(7%)	(24%)
Servicing rights	854	789	931	8%	(8%)
Other assets	8,252	8,638	7,265	(4%)	14%

Total assets	$141,658	$140,470	$132,562	1%	7%

Liabilities
Deposits:
Demand	$35,449	$35,343	$32,140	—	10%
Interest checking	27,074	27,191	24,744	—	9%
Savings	14,976	15,355	16,087	(2%)	(7%)
Money market	17,900	18,105	14,216	(1%)	26%
Foreign office	728	811	1,418	(10%)	(49%)
Other time	4,050	4,044	3,724	—	9%
Certificates—$100,000 and over	2,846	2,566	3,623	11%	(21%)

Total deposits	103,023	103,415	95,952	—	7%
Federal funds purchased	126	200	153	(37%)	(18%)
Other short-term borrowings	4,136	1,413	3,146	NM	31%
Accrued taxes, interest and expenses	1,858	1,979	1,824	(6%)	2%
Other liabilities	3,356	3,504	2,018	(4%)	66%
Long-term debt	13,521	14,055	13,961	(4%)	(3%)

Total liabilities	126,020	124,566	117,054	1%	8%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,632	2,659	2,613	(1%)	1%
Retained earnings	11,564	11,380	10,666	2%	8%
Accumulated other comprehensive income	291	588	382	(51%)	(24%)
Treasury stock	(2,264)	(2,145)	(1,574)	6%	44%

Total Bancorp shareholders’ equity	15,605	15,864	15,469	(2%)	1%
Noncontrolling interests	33	40	39	(18%)	(15%)

Total equity	15,638	15,904	15,508	(2%)	1%

Total liabilities and equity	$141,658	$140,470	$132,562	1%	7%

(a) Amortized cost	$27,483	$25,475	$22,184	8%	24%
(b) Market values	157	177	194	(11%)	(19%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	810,054	815,190	844,489	(1%)	(4%)
Treasury	113,838	108,702	79,404	5%	43%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June 2015	March 2015	December 2014	September 2014	June 2014
Assets
Cash and due from banks	$2,785	$2,920	$3,091	$3,125	$3,312
Available-for-sale and other securities(a)	27,987	26,409	22,408	22,912	22,814
Held-to-maturity securities(b)	157	177	187	191	194
Trading securities	370	392	360	389	361
Other short-term investments	3,451	4,919	7,914	3,637	2,386
Loans held for sale	995	724	1,261	641	682
Portfolio loans and leases:
Commercial and industrial loans	42,800	42,052	40,765	41,072	41,299
Commercial mortgage loans	7,150	7,209	7,399	7,564	7,805
Commercial construction loans	2,709	2,302	2,069	1,702	1,424
Commercial leases	3,881	3,786	3,720	3,554	3,567
Residential mortgage loans	12,933	12,569	12,389	12,941	12,652
Home equity	8,547	8,714	8,886	8,987	9,056
Automobile loans	11,909	11,873	12,037	12,121	12,050
Credit card	2,278	2,291	2,401	2,317	2,261
Other consumer loans and leases	496	448	418	366	370

Portfolio loans and leases	92,703	91,244	90,084	90,624	90,484
Allowance for loan and lease losses	(1,293)	(1,300)	(1,322)	(1,414)	(1,458)

Portfolio loans and leases, net	91,410	89,944	88,762	89,210	89,026
Bank premises and equipment	2,298	2,433	2,465	2,467	2,491
Operating lease equipment	670	695	728	732	667
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	13	14	15	16	17
Servicing rights	854	789	858	935	931
Other assets	8,252	8,638	8,241	7,517	7,265

Total assets	$141,658	$140,470	$138,706	$134,188	$132,562

Liabilities
Deposits:
Demand	$35,449	$35,343	$34,809	$32,258	$32,140
Interest checking	27,074	27,191	26,800	24,930	24,744
Savings	14,976	15,355	15,051	15,355	16,087
Money market	17,900	18,105	17,083	16,199	14,216
Foreign office	728	811	1,114	1,577	1,418
Other time	4,050	4,044	3,960	3,856	3,724
Certificates-$100,000 and over	2,846	2,566	2,895	3,117	3,623

Total deposits	103,023	103,415	101,712	97,292	95,952
Federal funds purchased	126	200	144	148	153
Other short-term borrowings	4,136	1,413	1,556	2,730	3,146
Accrued taxes, interest and expenses	1,858	1,979	2,020	1,706	1,824
Other liabilities	3,356	3,504	2,642	2,533	2,018
Long-term debt	13,521	14,055	14,967	14,336	13,961

Total liabilities	126,020	124,566	123,041	118,745	117,054
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,632	2,659	2,646	2,621	2,613
Retained earnings	11,564	11,380	11,141	10,886	10,666
Accumulated other comprehensive income	291	588	429	301	382
Treasury stock	(2,264)	(2,145)	(1,972)	(1,786)	(1,574)

Total Bancorp shareholders’ equity	15,605	15,864	15,626	15,404	15,469
Noncontrolling interests	33	40	39	39	39

Total equity	15,638	15,904	15,665	15,443	15,508

Total liabilities and equity	$141,658	$140,470	$138,706	$134,188	$132,562
(a) Amortized cost	$27,483	$25,475	$21,677	$22,392	$22,184
(b) Market values	157	177	187	191	194
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	810,054	815,190	824,047	834,262	844,489
Treasury	113,838	108,702	99,846	89,631	79,404

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June 2015	June 2014	June 2015	June 2014
Total equity, beginning	$15,904	$14,864	$15,665	$14,626
Net income attributable to Bancorp	315	439	676	756
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(281)	178	(148)	288
Qualifying cash flow hedges	(18)	7	6	10
Change in accumulated other comprehensive income related to employee benefit plans	2	1	4	2

Comprehensive income	18	625	538	1,056
Cash dividends declared:
Common stock	(105)	(110)	(211)	(211)
Preferred stock	(23)	(23)	(38)	(32)
Impact of stock transactions under stock compensation plans, net	6	4	26	19
Shares acquired for treasury	(155)	(150)	(335)	(249)
Issuance of preferred stock	—	297	—	297
Noncontrolling interest	(7)	1	(6)	1
Other	—	—	(1)	1

Total equity, ending	$15,638	$15,508	$15,638	$15,508

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June 2015	March 2015	June 2014	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$42,554	$41,462	$41,451	3%	3%
Commercial mortgage loans	7,149	7,248	7,886	(1%)	(9%)
Commercial construction loans	2,549	2,198	1,364	16%	87%
Commercial leases	3,776	3,716	3,556	2%	6%
Residential mortgage loans	13,375	13,515	13,202	(1%)	1%
Home equity	8,655	8,802	9,101	(2%)	(5%)
Automobile loans	11,902	11,933	12,070	—	(1%)
Credit card	2,296	2,321	2,232	(1%)	3%
Other consumer loans and leases	483	464	379	4%	27%
Taxable securities	27,344	23,102	21,706	18%	26%
Tax exempt securities	59	59	52	—	13%
Other short-term investments	3,160	5,877	2,182	(46%)	45%

Total interest-earning assets	123,302	120,697	115,181	2%	7%
Cash and due from banks	2,636	2,830	2,847	(7%)	(7%)
Other assets	15,354	15,446	14,417	(1%)	6%
Allowance for loan and lease losses	(1,300)	(1,322)	(1,480)	(2%)	(12%)

Total assets	$139,992	$137,651	$130,965	2%	7%

Liabilities
Interest-bearing liabilities:
Interest checking	$26,894	$26,885	$25,222	—	7%
Savings	15,156	15,174	16,509	—	(8%)
Money market	18,071	17,492	13,942	3%	30%
Foreign office	955	861	2,200	11%	(57%)
Other time	4,074	4,022	3,693	1%	10%
Certificates—$100,000 and over	2,558	2,683	3,840	(5%)	(33%)
Federal funds purchased	326	172	606	90%	(46%)
Other short-term borrowings	1,705	1,602	2,234	6%	(24%)
Long-term debt	13,773	14,448	12,524	(5%)	10%

Total interest-bearing liabilities	83,512	83,339	80,770	—	3%
Demand deposits	35,384	33,760	31,275	5%	13%
Other liabilities	5,215	4,693	3,724	11%	40%

Total liabilities	124,111	121,792	115,769	2%	7%
Equity	15,881	15,859	15,196	—	5%

Total liabilities and equity	$139,992	$137,651	$130,965	2%	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.14%	3.16%	3.27%
Commercial mortgage loans	3.22%	3.27%	3.39%
Commercial construction loans	3.17%	3.23%	3.54%
Commercial leases	2.83%	2.90%	3.04%
Residential mortgage loans	3.69%	3.83%	3.93%
Home equity	3.66%	3.66%	3.71%
Automobile loans	2.65%	2.68%	2.77%
Credit card	10.33%	10.22%	10.06%
Other consumer loans and leases	8.49%	10.79%	35.63%

Total loans and leases	3.41%	3.46%	3.65%
Taxable securities	3.20%	3.30%	3.34%
Tax exempt securities	4.82%	5.24%	4.69%
Other short-term investments	0.25%	0.25%	0.28%

Total interest-earning assets	3.28%	3.28%	3.53%
Interest-bearing liabilities:
Interest checking	0.19%	0.20%	0.22%
Savings	0.05%	0.07%	0.11%
Money market	0.23%	0.32%	0.33%
Foreign office	0.14%	0.20%	0.29%
Other time	1.24%	1.17%	1.03%
Certificates—$100,000 and over	1.24%	1.16%	0.83%
Federal funds purchased	0.12%	0.09%	0.10%
Other short-term borrowings	0.12%	0.11%	0.10%
Long-term debt	2.04%	2.02%	1.89%

Total interest-bearing liabilities	0.56%	0.60%	0.54%
Ratios:
Net interest margin (taxable equivalent)	2.90%	2.86%	3.15%
Net interest rate spread (taxable equivalent)	2.72%	2.68%	2.99%
Interest-bearing liabilities to interest-earning assets	67.73%	69.05%	70.12%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June 2015	June 2014	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$42,011	$40,933	3%
Commercial mortgage loans	7,198	7,934	(9%)
Commercial construction loans	2,375	1,242	91%
Commercial leases	3,746	3,582	5%
Residential mortgage loans	13,444	13,252	1%
Home equity	8,728	9,147	(5%)
Automobile loans	11,918	12,047	(1%)
Credit card	2,308	2,231	3%
Other consumer loans and leases	474	374	27%
Taxable securities	25,235	21,049	20%
Tax exempt securities	59	49	20%
Other short-term investments	4,511	2,345	92%

Total interest-earning assets	122,007	114,185	7%
Cash and due from banks	2,733	2,848	(4%)
Other assets	15,399	14,448	7%
Allowance for loan and lease losses	(1,311)	(1,528)	(14%)

Total assets	$138,828	$129,953	7%

Liabilities
Interest-bearing liabilities:
Interest checking	$26,889	$25,565	5%
Savings	15,165	16,705	(9%)
Money market	17,784	13,195	35%
Foreign office	908	2,109	(57%)
Other time	4,048	3,655	11%
Certificates—$100,000 and over	2,620	4,703	(44%)
Other	—	—	—
Federal funds purchased	249	577	(57%)
Other short-term borrowings	1,654	2,022	(18%)
Long-term debt	14,109	11,424	24%

Total interest-bearing liabilities	83,426	79,955	4%
Demand deposits	34,576	30,952	12%
Other liabilities	4,956	3,997	24%

Total liabilities	122,958	114,904	7%
Equity	15,870	15,049	5%

Total liabilities and equity	$138,828	$129,953	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.15%	3.31%	(5%)
Commercial mortgage loans	3.25%	3.41%	(5%)
Commercial construction loans	3.20%	3.51%	(9%)
Commercial leases	2.87%	3.06%	(6%)
Residential mortgage loans	3.76%	3.94%	(5%)
Home equity	3.66%	3.72%	(2%)
Automobile loans	2.67%	2.82%	(5%)
Credit card	10.28%	9.98%	3%
Other consumer loans and leases	9.61%	37.74%	(75%)

Total loans and leases	3.43%	3.69%	(7%)
Taxable securities	3.25%	3.34%	(3%)
Tax exempt securities	5.03%	5.07%	(1%)
Other short-term investments	0.25%	0.27%	(7%)

Total interest-earning assets	3.28%	3.55%	(8%)
Interest-bearing liabilities:
Interest checking	0.20%	0.22%
Savings	0.06%	0.11%
Money market	0.28%	0.31%
Foreign office	0.17%	0.29%
Other time	1.20%	1.01%
Certificates—$100,000 and over	1.20%	0.75%
Other	0.00%	0.05%
Federal funds purchased	0.11%	0.10%
Other short-term borrowings	0.11%	0.10%
Long-term debt	2.03%	1.95%

Total interest-bearing liabilities	0.58%	0.52%
Ratios:
Net interest margin (taxable equivalent)	2.88%	3.18%
Net interest rate spread (taxable equivalent)	2.70%	3.03%
Interest-bearing liabilities to interest-earning assets	68.38%	70.02%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Assets
Interest-earning assets:
Commercial and industrial loans	$42,554	$41,462	$41,313	$41,525	$41,451
Commercial mortgage loans	7,149	7,248	7,482	7,637	7,886
Commercial construction loans	2,549	2,198	1,911	1,565	1,364
Commercial leases	3,776	3,716	3,601	3,576	3,556
Residential mortgage loans	13,375	13,515	13,526	13,342	13,202
Home equity	8,655	8,802	8,937	9,009	9,101
Automobile loans	11,902	11,933	12,073	12,105	12,070
Credit card	2,296	2,321	2,324	2,295	2,232
Other consumer loans and leases	483	464	414	374	379
Taxable securities	27,344	23,102	22,364	22,594	21,706
Tax exempt securities	59	59	64	50	52
Other short-term investments	3,160	5,877	5,176	2,283	2,182

Total interest-earning assets	123,302	120,697	119,185	116,355	115,181
Cash and due from banks	2,636	2,830	3,008	2,862	2,847
Other assets	15,354	15,446	14,800	14,461	14,417
Allowance for loan and lease losses	(1,300)	(1,322)	(1,413)	(1,458)	(1,480)

Total assets	$139,992	$137,651	$135,580	$132,220	$130,965

Liabilities
Interest-bearing liabilities:
Interest checking	$26,894	$26,885	$25,478	$24,926	$25,222
Savings	15,156	15,174	15,173	15,759	16,509
Money market	18,071	17,492	17,023	15,222	13,942
Foreign office	955	861	1,439	1,663	2,200
Other time	4,074	4,022	3,936	3,800	3,693
Certificates—$100,000 and over	2,558	2,683	2,998	3,339	3,840
Federal funds purchased	326	172	161	520	606
Other short-term borrowings	1,705	1,602	1,481	1,973	2,234
Long-term debt	13,773	14,448	14,855	13,955	12,524

Total interest-bearing liabilities	83,512	83,339	82,544	81,157	80,770
Demand deposits	35,384	33,760	33,301	31,790	31,275
Other liabilities	5,215	4,693	4,052	3,749	3,724

Total liabilities	124,111	121,792	119,897	116,696	115,769
Equity	15,881	15,859	15,683	15,524	15,196

Total liabilities and equity	$139,992	$137,651	$135,580	$132,220	$130,965

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.14%	3.16%	3.21%	3.25%	3.27%
Commercial mortgage loans	3.22%	3.27%	3.28%	3.34%	3.39%
Commercial construction loans	3.17%	3.23%	3.30%	3.49%	3.54%
Commercial leases	2.83%	2.90%	2.96%	2.96%	3.04%
Residential mortgage loans	3.69%	3.83%	3.80%	3.84%	3.93%
Home equity	3.66%	3.66%	3.68%	3.69%	3.71%
Automobile loans	2.65%	2.68%	2.73%	2.72%	2.77%
Credit card	10.33%	10.22%	10.08%	9.87%	10.06%
Other consumer loans and leases	8.49%	10.79%	31.97%	36.98%	35.63%

Total loans and leases	3.41%	3.46%	3.58%	3.61%	3.65%
Taxable securities	3.20%	3.30%	3.28%	3.32%	3.34%
Tax exempt securities	4.82%	5.24%	4.42%	5.34%	4.69%
Other short-term investments	0.25%	0.25%	0.26%	0.26%	0.28%

Total interest-earning assets	3.28%	3.28%	3.38%	3.49%	3.53%
Interest-bearing liabilities:
Interest checking	0.19%	0.20%	0.22%	0.22%	0.22%
Savings	0.05%	0.07%	0.08%	0.09%	0.11%
Money market	0.23%	0.32%	0.39%	0.37%	0.33%
Foreign office	0.14%	0.20%	0.30%	0.29%	0.29%
Other time	1.24%	1.17%	1.14%	1.07%	1.03%
Certificates—$100,000 and over	1.24%	1.16%	1.05%	0.96%	0.83%
Federal funds purchased	0.12%	0.09%	0.10%	0.09%	0.10%
Other short-term borrowings	0.12%	0.11%	0.10%	0.10%	0.10%
Long-term debt	2.04%	2.02%	1.94%	1.80%	1.89%

Total interest-bearing liabilities	0.56%	0.60%	0.61%	0.56%	0.54%
Ratios:
Net interest margin (taxable equivalent)	2.90%	2.86%	2.96%	3.10%	3.15%
Net interest rate spread (taxable equivalent)	2.72%	2.68%	2.77%	2.93%	2.99%
Interest-bearing liabilities to interest-earning assets	67.73%	69.05%	69.26%	69.75%	70.12%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Average Loans and Leases (excluding held for sale)
Commercial:
Commercial and industrial loans	$42,550	$41,426	$41,277	$41,477	$41,374
Commercial mortgage loans	7,148	7,241	7,480	7,633	7,885
Commercial construction loans	2,549	2,197	1,909	1,563	1,362
Commercial leases	3,776	3,715	3,600	3,571	3,555

Subtotal—commercial	56,023	54,579	54,266	54,244	54,176
Consumer:
Residential mortgage loans	12,831	12,433	13,046	12,785	12,611
Home equity	8,654	8,802	8,937	9,009	9,101
Automobile loans	11,902	11,933	12,073	12,105	12,070
Credit card	2,296	2,321	2,324	2,295	2,232
Other consumer loans and leases	467	440	395	361	359

Subtotal—consumer	36,150	35,929	36,775	36,555	36,373

Total average loans and leases (excluding held for sale)	$92,173	$90,508	$91,041	$90,799	$90,549

Average loans held for sale	$566	$1,151	$540	$629	$692
End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$42,800	$42,052	$40,765	$41,072	$41,299
Commercial mortgage loans	7,150	7,209	7,399	7,564	7,805
Commercial construction loans	2,709	2,302	2,069	1,702	1,424
Commercial leases	3,881	3,786	3,720	3,554	3,567

Subtotal—commercial	56,540	55,349	53,953	53,892	54,095
Consumer:
Residential mortgage loans	12,933	12,569	12,389	12,941	12,652
Home equity	8,547	8,714	8,886	8,987	9,056
Automobile loans	11,909	11,873	12,037	12,121	12,050
Credit card	2,278	2,291	2,401	2,317	2,261
Other consumer loans and leases	496	448	418	366	370

Subtotal—consumer	36,163	35,895	36,131	36,732	36,389

Total portfolio loans and leases	$92,703	$91,244	$90,084	$90,624	$90,484

Core business activity	$994	$722	$590	$634	$677
Portfolio management activity	1	2	671	7	5

Total loans held for sale	$995	$724	$1,261	$641	$682
Operating lease equipment	$670	$695	$728	$732	$667
Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	$594	$609	$637	$620	$649
Commercial mortgage loans	266	279	270	274	277
Commercial construction loans	25	21	20	22	39
Commercial leases	260	257	283	267	235
Residential mortgage loans	61,727	64,178	65,413	66,808	68,085
Automobile loans	174	203	232	263	297

Total loans and leases serviced for others	63,046	65,547	66,855	68,254	69,582

Total loans and leases serviced	$157,414	$158,210	$158,928	$160,251	$161,415

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital(a)

$ in millions

(unaudited)

	Basel III Transitional		Basel I(c)
	As of
	June 2015		March 2015		December 2014		September 2014		June 2014
Tier I capital:
Common stock and related surplus (net of treasury stock)	$2,419		$2,565		N/A		N/A		N/A
Retained earnings	11,564		11,380		N/A		N/A		N/A
Common equity tier I capital adjustments and deductions	(2,401)		(2,402)		N/A		N/A		N/A

CET1 capital	11,582		11,543		N/A		N/A		N/A
Additional tier I capital	1,340		1,339		N/A		N/A		N/A

Tier I capital	12,922		12,882		$12,764		$12,661		$12,644
Tier II capital	3,909		4,112		4,131		4,103		4,101

Total risk-based capital	$16,831		$16,994		$16,895		$16,764		$16,745

Risk-weighted assets	$123,134	(b)	$121,310	(b)	$117,878		$116,917		$117,117
Ratios:
Average shareholders’ equity to average assets	11.32%		11.49%		11.54%		11.71%		11.57%
Regulatory capital:

	Basel III Transitional		Basel I(c)
Fifth Third Bancorp
CET1 capital	9.41	%(b)	9.52	%(b)	N/A		N/A		N/A
Tier I risk-based capital	10.49	%(b)	10.62	%(b)	10.83%		10.83%		10.80%
Total risk-based capital	13.67	%(b)	14.01	%(b)	14.33%		14.34%		14.30%
Tier I leverage	9.44%		9.59%		9.66%		9.82%		9.86%
Tier I common equity	N/A		N/A		9.65	%(d)	9.64	%(d)	9.61	%(d)
CET1 capital (fully phased-in)	9.30	%(b)(d)	9.41	%(b)(d)	N/A		N/A		N/A
Fifth Third Bank
Tier I risk-based capital	11.26	%(b)	11.36	%(b)	11.85%		11.87%		11.79%
Total risk-based capital	12.46	%(b)	12.58	%(b)	13.10%		13.12%		13.04%
Tier I leverage	10.15%		10.30%		10.58%		10.77%		10.77%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	These capital amounts and ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.
(d)	This ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$42,550	$41,426	$41,277	$41,477	$41,374
Commercial mortgage loans	7,148	7,241	7,480	7,633	7,885
Commercial construction loans	2,549	2,197	1,909	1,563	1,362
Commercial leases	3,776	3,715	3,600	3,571	3,555
Residential mortgage loans	12,831	12,433	13,046	12,785	12,611
Home equity	8,654	8,802	8,937	9,009	9,101
Automobile loans	11,902	11,933	12,073	12,105	12,070
Credit card	2,296	2,321	2,324	2,295	2,232
Other consumer loans and leases	467	440	395	361	359

Total average loans and leases (excluding held for sale)	$92,173	$90,508	$91,041	$90,799	$90,549

Losses charged-off:
Commercial and industrial loans	($40)	($43)	($50)	($62)	($36)
Commercial mortgage loans	(14)	(5)	(12)	(10)	(11)
Commercial construction loans	—	—	—	—	(8)
Commercial leases	—	—	(1)	—	—
Residential mortgage loans	(8)	(9)	(97)	(12)	(11)
Home equity	(13)	(17)	(15)	(18)	(22)
Automobile loans	(9)	(13)	(11)	(11)	(10)
Credit card	(24)	(24)	(23)	(26)	(24)
Other consumer loans and leases	(4)	(4)	(6)	(7)	(5)

Total losses charged-off	($112)	($115)	($215)	($146)	($127)
Recoveries of losses previously charged-off:
Commercial and industrial loans	$6	$5	$6	$12	$5
Commercial mortgage loans	3	4	2	5	2
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	3	3	3	3	3
Home equity	4	3	4	4	4
Automobile loans	5	5	4	4	5
Credit card	3	3	3	3	3
Other consumer loans and leases	2	1	2	—	4

Total recoveries of losses previously charged-off	$26	$24	$24	$31	$26
Net losses charged-off:
Commercial and industrial loans	($34)	($38)	($44)	($50)	($31)
Commercial mortgage loans	(11)	(1)	(10)	(5)	(9)
Commercial construction loans	—	—	—	—	(8)
Commercial leases	—	—	(1)	—	—
Residential mortgage loans	(5)	(6)	(94)	(9)	(8)
Home equity	(9)	(14)	(11)	(14)	(18)
Automobile loans	(4)	(8)	(7)	(7)	(5)
Credit card	(21)	(21)	(20)	(23)	(21)
Other consumer loans and leases	(2)	(3)	(4)	(7)	(1)

Total net losses charged-off	($86)	($91)	($191)	($115)	($101)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.32%	0.38%	0.43%	0.48%	0.30%
Commercial mortgage loans	0.62%	0.05%	0.53%	0.24%	0.44%
Commercial construction loans	0.00%	(0.06%)	(0.01%)	(0.11%)	2.26%
Commercial leases	(0.01%)	0.00%	0.06%	0.00%	0.00%
Residential mortgage loans	0.16%	0.19%	2.87%	0.28%	0.24%
Home equity	0.41%	0.61%	0.47%	0.63%	0.80%
Automobile loans	0.14%	0.28%	0.22%	0.24%	0.15%
Credit card	3.62%	3.60%	3.40%	3.89%	3.71%
Other consumer loans and leases	2.45%	4.02%	4.57%	8.13%	4.08%

Total net losses charged-off as a percent of average portfolio loans and leases	0.37%	0.41%	0.83%	0.50%	0.45%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,300	$1,322	$1,414	$1,458	$1,483
Total net losses charged-off	(86)	(91)	(191)	(115)	(101)
Provision for loan and lease losses	79	69	99	71	76

Allowance for loan and lease losses, ending	$1,293	$1,300	$1,322	$1,414	$1,458
Reserve for unfunded commitments, beginning	$130	$135	$134	$142	$153
Provision (benefit) for unfunded commitments	2	(4)	1	(8)	(11)
Charge-offs	—	(1)	—	—	—

Reserve for unfunded commitments, ending	$132	$130	$135	$134	$142

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,293	$1,300	$1,322	$1,414	$1,458
Reserve for unfunded commitments	132	130	135	134	142

Total allowance for credit losses	$1,425	$1,430	$1,457	$1,548	$1,600

	As of
	June 2015	March 2015	December 2014	September 2014	June 2014
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$61	$61	$86	$102	$103
Commercial mortgage loans	49	57	64	77	86
Commercial construction loans	—	—	—	2	3
Commercial leases	2	2	3	3	2
Residential mortgage loans	35	40	44	52	56
Home equity	70	71	72	69	73

Total nonaccrual portfolio loans and leases (excludes restructured loans)	217	231	269	305	323
Restructured loans—commercial (nonaccrual)	175	205	214	201	202
Restructured loans—consumer (nonaccrual)	83	90	96	114	115

Total nonaccrual portfolio loans and leases	475	526	579	620	640
Repossessed property	16	20	18	19	18
OREO(b)	135	145	147	157	174

Total nonperforming portfolio assets(a)	626	691	744	796	832
Nonaccrual loans held for sale	1	2	24	4	5
Restructured loans—(nonaccrual) held for sale	—	—	15	3	—

Total nonperforming assets including loans held for sale	$627	$693	$783	$803	$837

Restructured portfolio consumer loans and leases (accrual)	$970	$943	$905	$1,610	$1,623
Restructured portfolio commercial loans and leases (accrual)	$769	$774	$844	$885	$914
Ninety days past due loans and leases:
Commercial and industrial loans	$2	$2	$—	$—	$—
Commercial mortgage loans	—	1	—	1	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	2	3	—	1	—

Residential mortgage loans	43	48	56	57	60
Home equity	—	—	—	—	—
Automobile loans	8	7	8	8	8
Credit card	17	20	23	21	26
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	68	75	87	86	94

Total ninety days past due loans and leases(c)	$70	$78	$87	$87	$94

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.37%	0.41%	0.83%	0.50%	0.45%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.39%	1.42%	1.47%	1.56%	1.61%
As a percent of nonperforming loans and leases(a)	272%	247%	228%	228%	228%
As a percent of nonperforming assets(a)	206%	188%	178%	178%	175%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including OREO(a)	0.51%	0.57%	0.64%	0.68%	0.70%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.67%	0.76%	0.82%	0.88%	0.92%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.67%	0.75%	0.86%	0.88%	0.92%
Allowance for credit losses as a percent of nonperforming assets	228%	207%	196%	195%	192%

(a)	Does not include nonaccrual loans held for sale.
(b)	Excludes $28, $42, $71, $85 and $92 of OREO related to government insured loans at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively. The Bancorp has historically excluded government guaranteed loans classified in OREO from its nonperforming asset disclosures. Upon the prospective adoption on January 1, 2015 of ASU 2014-14 “Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure,” government guaranteed loans meeting certain criteria will be reclassified to other receivables rather than OREO upon foreclosure. The Bancorp had $37 and $21 of government guaranteed loans classified as other receivables as of June 30, 2015 and March 31, 2015, respectively.
(c)	Does not include loans held for sale.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	June 2015	March 2015	December 2014	September 2014	June 2014
Income before income taxes (U.S. GAAP)	$417	$485	$519	$464	$606
Add: Provision expense (U.S. GAAP)	79	69	99	71	76

Pre-provision net revenue	496	554	618	535	682
Net income available to common shareholders (U.S. GAAP)	292	346	362	328	416
Add: Intangible amortization, net of tax	—	—	1	1	1

Tangible net income available to common shareholders	292	346	363	329	417
Tangible net income available to common shareholders (annualized) (a)	1,171	1,403	1,440	1,305	1,673
Average Bancorp shareholders’ equity (U.S. GAAP)	15,841	15,820	15,644	15,486	15,157
Less: Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,119)
Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Average intangible assets and other servicing rights	(15)	(15)	(17)	(16)	(17)

Average tangible common equity (b)	12,079	12,058	11,880	11,723	11,605
Total Bancorp shareholders’ equity (U.S. GAAP)	15,605	15,864	15,626	15,404	15,469
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(14)	(15)	(16)	(16)	(17)

Tangible common equity, including unrealized gains / losses (c)	11,844	12,102	11,863	11,641	11,705
Less: Accumulated other comprehensive income	(291)	(588)	(429)	(301)	(382)

Tangible common equity, excluding unrealized gains / losses (d)	11,553	11,514	11,434	11,340	11,323
Add: Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (e)	12,884	12,845	12,765	12,671	12,654
Total assets (U.S. GAAP)	141,658	140,470	138,706	134,188	132,562
Less: Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(14)	(15)	(16)	(16)	(17)

Tangible assets, including unrealized gains / losses (f)	139,228	138,039	136,274	131,756	130,129
Less: Accumulated other comprehensive income / loss, before tax	(448)	(905)	(660)	(463)	(588)

Tangible assets, excluding unrealized gains / losses (g)	$138,780	$137,134	135,614	131,293	129,541
Total Bancorp shareholders’ equity (U.S. GAAP)	N/A	N/A	15,626	15,404	15,469
Less: Goodwill and certain other intangibles	N/A	N/A	(2,476)	(2,484)	(2,484)
Unrealized gains	N/A	N/A	(429)	(301)	(382)
Qualifying trust preferred securities	N/A	N/A	60	60	60
Other	N/A	N/A	(17)	(18)	(19)

Tier I capital	N/A	N/A	12,764	12,661	12,644
Less: Preferred stock	N/A	N/A	(1,331)	(1,331)	(1,331)
Qualifying trust preferred securities	N/A	N/A	(60)	(60)	(60)
Qualifying noncontrolling interests in consolidated subsidiaries	N/A	N/A	(1)	(1)	(1)

Tier I common equity (h)	N/A (2)	N/A (2)	$11,372	$11,269	$11,252
Common shares outstanding (i)	810	815	824	834	844

	Basel III Transitional		Basel I
Risk-weighted assets (actual) (j) (1)	123,134	121,310	117,878	116,917	117,117
Ratios:
Return on average tangible common equity (a) / (b)	9.7%	11.7%	12.1%	11.1%	14.4%
Tangible equity (e) / (g)	9.28%	9.37%	9.41%	9.65%	9.77%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)	8.33%	8.40%	8.43%	8.64%	8.74%
Tangible common equity (including unrealized gains/losses) (c) / (f)	8.51%	8.77%	8.71%	8.84%	9.00%
Tangible common equity as a percent of risk-weighted assets
(excluding unrealized gains/losses) (d) / (j)	9.38%	9.49%	9.70%	9.70%	9.67%
Tangible book value per share (c) / (i)	$14.62	$14.85	$14.40	$13.95	$13.86
Tier I common equity (h) / (j)	N/A (2)	N/A (2)	9.65%	9.64%	9.61%

Basel III Final Rule—Transition to fully phased-in

	June 2015	March 2015	December 2014	September 2014	June 2014
CET1 capital (transitional)	$11,582	$11,543	N/A	N/A	N/A
Less: Adjustments to CET1 capital from transitional to fully phased-in (3)	(12)	(13)	N/A	N/A	N/A

CET1 capital (fully phased-in) (k)	11,570	11,530	N/A	N/A	N/A

Risk-weighted assets (transitional)	123,134	121,310	N/A	N/A	N/A
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (4)	1,280	1,182	N/A	N/A	N/A

Risk-weighted assets (fully phased-in) (l)	$124,414	$122,492	N/A	N/A	N/A

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (k)/(l)	9.30%	9.41%	N/A	N/A	N/A

(1)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk-weight of the category. The resulting weighted values are added together, along with the measure for market risk, resulting in the Bancorp’s total risk-weighted assets.
(2)	The Bancorp became subject to the Basel III Final Rule on January 1, 2015. This codified in the federal banking regulations the risk-based capital ratios the Bancorp is now subject to, as such these ratios are no longer considered Non-GAAP measures.
(3)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(4)	Primarily relates to higher risk-weighting for MSRs.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended June 30, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$407	$376	$63	$29	$17	$892
Provision for loan and lease losses	(38)	(38)	(8)	(2)	7	(79)

Net interest income after provision for loan and lease losses	369	338	55	27	24	813
Total noninterest income	232	94	122	103	5	556
Total noninterest expense	(356)	(396)	(112)	(115)	32	(947)

Income before income taxes	245	36	65	15	61	422
Applicable income tax expense(a)	(39)	(13)	(23)	(6)	(32)	(113)

Net income	206	23	42	9	29	309
Less: Net income attributable to noncontrolling interests	—	—	—	—	(6)	(6)

Net income attributable to Bancorp	206	23	42	9	35	315
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$206	$23	$42	$9	$12	$292

For the three months ended March 31, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$397	$377	$63	$29	($14)	$852
Provision for loan and lease losses	(33)	(42)	(14)	(2)	22	(69)

Net interest income after provision for loan and lease losses	364	335	49	27	8	783
Total noninterest income	174	176	129	107	44	630
Total noninterest expense	(357)	(392)	(104)	(115)	45	(923)

Income before income taxes	181	119	74	19	97	490
Applicable income tax expense(a)	(18)	(42)	(26)	(7)	(36)	(129)

Net income	163	77	48	12	61	361
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	163	77	48	12	61	361
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$163	$77	$48	$12	$46	$346

For the three months ended December 31, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$420	$402	$64	$31	($29)	$888
Provision for loan and lease losses	(50)	(40)	(100)	(1)	92	(99)

Net interest income after provision for loan and lease losses	370	362	(36)	30	63	789
Total noninterest income	237	188	69	102	57	653
Total noninterest expense	(331)	(386)	(107)	(111)	17	(918)

Income (loss) before income taxes	276	164	(74)	21	137	524
Applicable income tax expense(a)	(55)	(58)	26	(7)	(45)	(139)

Net income (loss)	221	106	(48)	14	92	385
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	221	106	(48)	14	92	385
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$221	$106	($48)	$14	$69	$362

For the three months ended September 30, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$416	$396	$64	$30	$2	$908
Provision for loan and lease losses	(47)	(50)	(17)	(1)	44	(71)

Net interest income after provision for loan and lease losses	369	346	47	29	46	837
Total noninterest income	218	194	71	102	(65)	520
Total noninterest expense	(323)	(392)	(114)	(111)	52	(888)

Income before income taxes	264	148	4	20	33	469
Applicable income tax expense(a)	(52)	(52)	(1)	(7)	(17)	(129)

Net income	212	96	3	13	16	340
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	212	96	3	13	16	340
Dividends on preferred stock	—	—	—	—	12	12

Net income available to common shareholders	$212	$96	$3	$13	$4	$328

For the three months ended June 30, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$408	$384	$65	$29	$19	$905
Provision for loan and lease losses	(40)	(47)	(13)	(1)	25	(76)

Net interest income after provision for loan and lease losses	368	337	52	28	44	829
Total noninterest income	216	171	90	101	158	736
Total noninterest expense	(330)	(385)	(165)	(111)	37	(954)

Income (loss) before income taxes	254	123	(23)	18	239	611
Applicable income tax expense(a)	(46)	(43)	8	(6)	(85)	(172)

Net income (loss)	208	80	(15)	12	154	439
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	208	80	(15)	12	154	439
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$208	$80	($15)	$12	$131	$416

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014.
(b)	Prior period balances have been adjusted for changes in the structure of the reporting units.